Exhibit 4.1

FIRST AMENDMENT

FIRST AMENDMENT dated as of May 11, 2012 (this “Amendment”), among INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement (as defined below) (collectively, the “Lenders”), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as Syndication Agent (the “Syndication Agent”), and HSBC BANK, NA, ROYAL BANK OF CANADA, WELLS FARGO BANK, N.A., FIFTH THIRD BANK, DNB NOR BANK ASA and TD BANK, N.A., as Co-Documentation Agents (the “Co-Documentation Agents”).

PRELIMINARY STATEMENTS:

(1)	The Borrower, the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Lenders have entered into a Second Amended and Restated Credit Agreement, dated as of June 8, 2011 (the “Credit Agreement”). The Credit Agreement, as amended by, and together with this Amendment, and as may be further amended, supplemented or otherwise modified from time to time, is referred to herein as the “Amended Agreement”. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Credit Agreement.

(2)	The Borrower has requested the Lenders to amend the Credit Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

SECTION 1.01. Amendments to Credit Agreement.

(a) Amendment to Section 1.01. The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

"“Consolidated EBITDA” means, for any period, for any Person and its Subsidiaries determined on a consolidated basis, an amount equal to Consolidated Net Income for such period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income during such period: (i) Consolidated Interest Charges for such period; (ii) the provision for federal, state, local and foreign income taxes payable for such period; (iii) depreciation and amortization expense; (iv) other expenses and all equity compensation charges reducing Consolidated Net Income which do not represent a cash item in such period or any future period; (v) cash expenses directly related to global enterprise resource planning implementation costs for such period, not to exceed (A) an aggregate amount of $15,000,000 during the fiscal year ending December 31, 2012, (B) an aggregate amount of $15,000,000 during the fiscal year ending December 31, 2013, (C) an aggregate amount of $3,000,000 during the fiscal year ending December 31, 2014 or (D) zero for any fiscal year thereafter; (vi) with respect to the fiscal year ending December 31, 2012 only, cash expenses directly related to the remediation, unplanned idle time and underutilization of a Subsidiary leased manufacturing facility in Plainsboro, New Jersey not to exceed $6,000,000 in the aggregate, and (vii) with respect to the fiscal year ending December 31, 2012 only, cash expenses directly related to the buyout of pension liabilities not to exceed $6,100,000 in the aggregate; plus (b) Permitted Cost Savings, and minus (c) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Borrower and its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period. Consolidated EBITDA is subject to calculation on a Pro Forma Basis in accordance with the provisions in Section 1.03.”

(b) Amendment to Section 7.17. Section 7.17(a) of the Credit Agreement is hereby deleted in its entirety and is replaced with the following:

"(a) Maximum Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio of the Borrower and its Consolidated Subsidiaries at any time during any consecutive four fiscal quarter period to be greater than (i) 3.75 to 1.00 during any such period ending on or before December 31, 2013, or (ii) 3.50 to 1.00 during any period thereafter.”

SECTION 1.02. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders, as follows:

(a) The representations and warranties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the First Amendment Effective Date (as defined below) with the same effect as though made on and as of the date hereof or the First Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date). For purposes of this Amendment, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(b) On the date hereof and on the First Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

(c) The execution, delivery and performance of this Amendment by the Borrower have been duly authorized by all requisite corporate or other organizational action.

(d) This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms.

(e) The execution, delivery and performance of this Amendment by the Borrower do not and will not (i) contravene the terms of any of the Borrower’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or (except for the Liens created under the Loan Documents) the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which the Borrower or the Borrower’s Affiliate is a party or affecting the Borrower or the properties of the Borrower or any of its subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (iii) violate any Law.

SECTION 1.03. Effectiveness. This Amendment shall become effective only upon satisfaction of the following conditions precedent (the first date upon which each such condition has been satisfied being herein called the “First Amendment Effective Date”):

(a) The Administrative Agent shall have received duly executed counterparts of (i) this Amendment which, when taken together, bear the authorized signatures of the Borrower and the Required Lenders and (ii) the Reaffirmation of Guaranty which, when taken together, bear the authorized signatures of each Subsidiary Guarantor and the Administrative Agent.

(b) The representations and warranties set forth in Section 1.02 hereof shall be true and correct on and as of the First Amendment Effective Date.

(c) The Administrative Agent shall have received all fees and expenses required to be paid by the Borrower pursuant to Section 1.05 of this Amendment.

(d) The Lenders shall have received such other documents, instruments and certificates as they shall reasonably request and such other documents, instruments and certificates shall be satisfactory in form and substance to the Lenders and their counsel. All corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto, whether or not referred to herein, shall be satisfactory in form and substance to the Lenders and their counsel.

SECTION 1.04. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 1.05. Fees and Expenses. The Borrower shall pay (i) to the Administrative Agent, for the account of each Lender that executes and delivers this Amendment on or before 3:00 pm Charlotte, North Carolina time on May 11, 2012 (each, an “Approving Lender”), an amount equal to .05% of such Approving Lender’s Commitment as in effect as of such date and time and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and disbursements of counsel.

SECTION 1.06. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery by facsimile by any of the parities hereto of an executed counterpart of this Amendment shall be as effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Amendment.

SECTION 1.07. Credit Agreement. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to by such amendment. Except as expressly amended herein, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall include, from and after the First Amendment Effective Date, the Amended Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

Borrower:

INTEGRA LIFESCIENCES HOLDINGS CORPORATION, a Delaware corporation

By: /s/ Peter J. Arduini
Name: Peter J. Arduini
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Amie L. Edwards
Name: Amie L. Edwards
Title: Director

BANK OF AMERICA, N.A., as Swing Line Lender, L/C Issuer and as a Lender

By: /s/ Amie L. Edwards
Name: Amie L. Edwards
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Syndication Agent and as a Lender

By: /s/ D. Scott Farquhar
Name: D. Scott Farquhar
Title: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

ROYAL BANK OF CANADA, as Co-Documentation Agent and as a Lender

By: /s/ Dean Sas
Name: Dean Sas
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

HSBC BANK USA, National Association, as Co-Documentation Agent and as a Lender

By:  /s/ Robert Moravec
Name: Robert Moravec
Title: Senior Relationship Manager

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

WELLS FARGO BANK, N.A., as Co-Documentation Agent and as a Lender

By: /s/ Timothy J. Smith
Name: Timothy J. Smith
Title: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIFTH THIRD BANK, as Co-Documentation Agent and as a Lender

By: /s/ Tamara M. Dowd
Name: Tamara M. Dowd
Title: Vice PresidentIN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

DNB NOR BANK ASA, as Co-Documentation Agent and as a Lender

By: /s/ Pal Boger
Name: Pal Boger
Title: Vice President

By: /s/ Kristie Li
Name: Kristie Li
Title: First Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

TD BANK, N.A., as Co-Documentation Agent and as a Lender

By: /s/ Todd Antico
Name: Todd Antico
Title: Senior Vice President
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

RBS CITIZENS, N.A., as a Lender

By: /s/ Cheryl Carangelo
Name: Cheryl Carangelo
Title: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

UNION BANK, N.A., as a Lender

By: /s/ Michael Tschida
Name: Michael Tschida
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Sharon Landgraf
Name: Sharon Landgraf
Title: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

SOVEREIGN BANK, as a Lender

By: /s/ William R. Rogers
Name: William R. Rogers
Title: Senior Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

CAPITAL ONE, N.A., as a Lender

By: /s/ Jennifer Campbell
Name: Jennifer Campbell
Title: SVP

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS., as a Lender

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

FIRST NIAGARA BANK, N.A., as a Lender

By: /s/ Troy M. Jones
Name: Troy M. Jones
Title: Assistant Vice President

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date first above written.

MANUFACTURERS BANK, as a Lender

By: /s/ Sandy Lee
Name: Sandy Lee
Title: Vice President